SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of report: December 20, 2006
(Date of earliest event reported)

PSI CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-20317	88-0270266
(Commission File No.)	(I.R.S. Employer Identification No.)

7222 Commerce Center Drive, Suite 240
Colorado Springs, CO 80919
(Address of principal executive offices; zip code)

(719) 359-5533
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective December 20, 2006, Mr. Kenneth Upcraft resigned from his positions as Chief Executive Officer and President of our company. Mr. Upcraft will remain with the company as our Vice President of Business Development. In connection with his resignation, the employment agreement between Mr. Upcraft and our company, dated April 27, 2006 was terminated. We expect to enter into a new employment agreement with Mr. Upcraft with terms and conditions commensurate with his new position as Vice President of Business Development.

Mr. David Lott was appointed to the position of Chief Executive Officer to fill the vacancy created by Mr. Upcraft’s resignation. Mr. Lott will assume the duties of Chief Executive Officer of our company in addition to his current duties as Chairman of our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI Corporation

Date: December 22, 2006	By:	/s/David V. Lott
David V. Lott
Chief Executive Officer